CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 7, 2013 on the financial statements of Proteologics Ltd, which appears in XTL Biopharmaceuticals Ltd. 2012 Annual Report on Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 31, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited